UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2010

CHINA YIDA HOLDING, CO.
(Exact name of registrant as specified in its charter)

Delaware	000-26777	22-3662292
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

RM 1302-3 13/F, Crocodile House II
55 Connaught Road Central Hong Kong
(Address of principal executive office) (Zip Code)

86-591-28308388
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2010, China Yida Holding, Co. (the “Company”) entered into a placement agency agreement (the “Agency Agreement”) with Newbridge Securities Corporation (the “Placement Agent”), pursuant to which the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of up to 2,517,521 shares of the Company’s common stock, par value $0.001 per share, in a “registered direct” offering (the “Registered Direct Offering”) at a purchase price of $11.50 per share (the “Shares”).  The Company has agreed to pay the Placement Agent an aggregate fee equal to 6%, including a corporate financing fee equal to 1%, of the gross proceeds received in the offering. The Company has also agreed to reimburse the Placement Agent for expenses incurred by it in connection with the offering, with a maximum expense reimbursement of $150,000.

The Agency Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Placement Agent for losses or damages arising out of or in connection with the sale of the securities being offered. The Company has agreed to indemnify the Placement Agent against liabilities under the Securities Act of 1933, as amended. The Company has also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

Also on January 22, 2010, the Company and certain investors entered into subscription agreements (the “Subscription Agreements”) in connection with the Registered Direct Offering, pursuant to which the Company agreed to sell the Shares to such investors for aggregate gross proceeds, before deducting fees to the Placement Agent and other estimated offering expenses payable by the Company, of approximately up to $29 million.

The Shares were offered and sold pursuant to a prospectus supplement dated January 22, 2010 and an accompanying base prospectus dated January 20, 2010, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-163687).  The Registered Direct Offering is scheduled to close on January 27, 2010, subject to the satisfaction of customary closing conditions.

After giving effect to the Registered Direct Offering, the Company will have 19,579,585 shares of common stock outstanding.

The foregoing summaries of the terms of the Agency Agreement and the Subscription Agreements are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.  The opinion of our counsel, Anslow & Jaclin, LLP, relating to the legality of the issuance and sale of the shares of common stock is filed as Exhibit 5.1 to this Current Report on Form 8-K.

A shelf registration statement, as amended, relating to these securities was previously filed and declared effective by the Securities and Exchange Commission (SEC No. 333-163687). A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission.  Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.  A copy of the prospectus supplement and the accompanying base prospectus can be obtained at the Securities and Exchange Commission's website http://www.sec.gov or from Newbridge Securities Corporation at 1451 West Cypress Creek Road, Fort. Lauderdale, Florida 33309.

Item 8.01 Other Events.

On January 22, 2010, the Company issued a press release announcing the pricing of the Registered Direct Offering. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to our internet address shall, under any circumstances, be deemed to incorporate the information available at our internet address into this Current Report on Form 8-K. The information available at our internet address is not part of this Current Report on Form 8-K or any other report filed by us with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description

5.1	Opinion of Anslow & Jaclin, LLP

10.1	Placement Agency Agreement, dated as of January 22, 2010, by and between the Company and Newbridge Securities Corporation

10.2	Form of Subscription Agreement between the Company and each of the investors signatory thereto

23.1	Consent of Anslow & Jaclin, LLP (included as part of Exhibit 5.1)

99.1	Press Release dated January 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YIDA HOLDING, CO.

Date: January 22, 2010
By: /s/ Minhua Chen
Name: Minhua Chen
Title: President and Chief Executive Officer